Exhibit 99.1

Editas Medicine Announces First Quarter 2016 Results and Update

Advancing pipeline and platform demonstrated by data presented at medical and scientific conferences as well as achievement of Juno Therapeutics milestone

Strengthened effort to develop medicines for cystic fibrosis through agreement with Cystic Fibrosis Foundation Therapeutics

Robust foundation of intellectual, financial, and human capital positions Editas for long-term success

CAMBRIDGE, Mass., May 16, 2016 – Editas Medicine, Inc. (NASDAQ: EDIT), a leading genome editing company, today reported financial results for the first quarter ended March 31, 2016, and provided an update on recent accomplishments and upcoming events.

“We have made significant progress this year in building Editas as a company and in advancing both our pipeline and platform,” said Katrine Bosley, President and Chief Executive Officer of Editas Medicine. “We are excited by the new data from our Duchenne muscular dystrophy program, as well as the additional results from our LCA10 program and our new data in hematopoietic stem cells. In addition, we were also delighted to announce our agreement with Cystic Fibrosis Foundation Therapeutics to discover and develop genomic medicines aimed at correcting the underlying mutations in this debilitating disease.”

Recent Highlights

•

Announced a three-year agreement with Cystic Fibrosis Foundation Therapeutics, Inc. (CFFT), the nonprofit affiliate of the Cystic Fibrosis Foundation, pursuant to which CFFT will pay up to $5 million to Editas Medicine to support the discovery and development of CRISPR/Cas9-based medicines for the treatment of cystic fibrosis (CF).  In addition, Editas will access CFFT’s extensive network of CF scientific advisors and clinical researchers.

•

Presented data on Editas’ cancer, hematology, ophthalmology, and neuromuscular disease programs at two scientific conferences, the Association for Research in Vision and Ophthalmology (ARVO) 2016 Annual Meeting and the 19th Annual Meeting of the American Society of Gene and Cell Therapy (ASGCT), including:

-

Leber congenital amaurosis 10 (LCA10) program: Demonstration of Cas9-mediated editing of primary fibroblasts derived from LCA10 patients resulted in elimination of the target CEP290 gene mutation as well as restoration of full-length protein expression.  Evidence of guide RNAs with no detectable off-targets was also presented.

-

Duchenne muscular dystrophy (DMD) program:  The first data from the Company’s program to discover medicines to treat the underlying genetic cause of DMD showing that pairs of guide RNAs have the ability to remove exon 51 of the dystrophin gene with greater than 30% efficiency. These data demonstrated the potential for a genome editing approach to address the genetic changes responsible for causing the disease in approximately 10-15% of patients.

-

Hematopoietic stem/progenitor cells (HSPCs):    New data demonstrating long-term, robust engraftment in vivo after Cas9-mediated genome editing.  Importantly, the data also show that editing did not alter hematopoietic reconstitution or differentiation properties in comparison to untreated control HSPCs.

•

Announced that the Company has achieved a $2.5 million milestone under its collaboration with Juno Therapeutics, Inc. (NASDAQ: JUNO) for technical progress in a research program to create engineered T cells with chimeric antigen receptors and T cell receptors to treat cancer.

Upcoming Events

•

Editas management will present a company overview and host meetings with investors at the Jefferies Healthcare Conference to be held June 7-10 and the JMP Securities Life Sciences Conference to be held June 21-22.

First Quarter 2016 Financial Results

Cash and cash equivalents at March 31, 2016 were $229.2 million, compared to $143.2 million at December 31, 2015. This includes total net proceeds of approximately $97.7 million from the Company's initial public offering of its common stock in February 2016.

For the first quarter 2016, net loss attributable to common stockholders was $17.8 million, or $0.80 per share, compared to $5.4 million, or $2.75 per share, for the same period in 2015.

•

Collaboration revenue for the first quarter 2016 was approximately $0.8 million, resulting from reimbursement for research and development expenses under our collaboration with Juno Therapeutics entered into in May 2015.  No collaboration revenue was recognized in the first quarter of 2015.

•

Research and development expenses for the first quarter 2016 were approximately $8.9 million, compared to $1.9 million for the same period in 2015.  The increase was largely due to employee and non-employee related expenses, as well as process and platform development expenses.

•

General and administrative expenses were $9.8 million for the first quarter 2016, compared to $3.3 million for the same period in 2015.  The increase was largely due to legal fees to support our patents and patent applications, as well as employee compensation.

Conference Call

The Editas management team will host a conference call and webcast today at 8:30 a.m. ET to provide and discuss a corporate update and first quarter 2016 financial results. To access the call, please dial 877-809-6321 (domestic) or 615-247-0223 (international) and provide the passcode 97848711. A live webcast of the call will be available on the Investors & Media section of the Editas website at www.editasmedicine.com.

About Editas Medicine

Editas Medicine is a leading genome editing company dedicated to treating patients with genetically-defined diseases by correcting their disease-causing genes. The Company was founded by world leaders in genome editing, and its mission is to translate the promise of genome editing science into a broad class of transformative genomic medicines to benefit the greatest number of patients.

Forward-Looking Statements

This press release contains forward-looking statements and information within the meaning of The Private Securities Litigation Reform Act of 1995. The words ‘‘anticipate,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘target,’’ ‘‘should,’’ ‘‘would,’’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including:  uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development of the Company’s product candidates; availability and timing of results from preclinical studies and clinical trials; whether interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; expectations for regulatory approvals to conduct trials or to market products and availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements.  These and other risks are described in greater detail under the caption “Risk Factors” included in the Company’s most recent Quarterly Report on Form 10-Q, which is on file with the Securities and Exchange Commission, and in other filings that the Company may make with the Securities and Exchange Commission in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

EDITAS MEDICINE, INC.

Consolidated Statement of Operations

(amounts in thousands, except per share and share data)

(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
Collaboration revenue	$805	$-
Operating expenses:
Research and development	8,882	1,888
General and administrative	9,762	3,273
Total operating expenses	18,644	5,161
Operating loss	(17,839)	(5,161)
Other income (expense), net:
Other expense, net	(30)	(99)
Interest income (expense), net	124	(31)
Total other income (expense), net	94	(130)
Net loss and comprehensive loss	$(17,745)	$(5,291)
Accretion of redeemable convertible preferred stock to redemption value	(47)	(95)
Net loss attributable to common Stockholders	$(17,792)	$(5,386)

Net loss per share attributable to common stockholders, basic and diluted	$(0.80)	$(2.75)
Weighted-average common shares outstanding, basic and diluted	22,280,797	1,957,378

EDITAS MEDICINE, INC.

Selected Consolidated Balance Sheet Items

(amounts in thousands)

(Unaudited)

	March 31,	December 31,
	2016	2015
Cash and cash equivalents	$229,204	$143,180
Working capital	221,964	138,060
Total assets	248,808	149,363
Deferred revenue	25,479	25,321
Redeemable convertible preferred stock	-	199,915
Total stockholders' equity (deficit)	201,363	(83,114)

Media Contact

Dan Budwick

Pure Communications, Inc.

(973) 271-6085

dan@purecommunicationsinc.com

Investor Contact

Jesse Baumgartner

Stern Investor Relations, Inc.

(212) 362-1200

jesse@sternir.com